Exhibit 99

Cardinal Bankshares Corporation Complies with IRS Code 409A

Floyd, VA, January 5, 2009 – The Board of Directors of Cardinal Bankshares Corporation, Parent Company of the Bank of Floyd, as of December 31, 2008, amended the Employment Agreement with Leon Moore, the Non-qualified Deferred Compensation Plan with Leon Moore, and the Supplemental Executive Retirement Plan with Leon Moore to comply with Internal Revenue Code Section 409A and the regulations promulgated thereunder. The amendments did not result in substantive changes to the existing agreements.

Cardinal Bankshares Corporation is a bank holding company headquartered in Floyd, Virginia, and is the parent company for Bank of Floyd. Bank of Floyd is a community bank, headquartered in Floyd, Virginia. Bank of Floyd operates eight locations in Floyd, Hillsville, Roanoke, Salem, Christiansburg, Fairlawn and Willis, Virginia. Bank of Floyd is the parent company of FBC, Inc. offering insurance services through Bankers Insurance and Virginia Title Center.

Cardinal Bankshares Corporation stock is traded over the Bulletin Board under the stock symbol CDBK.OB.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws, that involve risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and other factors it believes are appropriate in the circumstances. However, the Company’s expectations are subject to a number of risks and uncertainties and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statement herein. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission.